Exhibit 99.1
Workday Announces Fiscal 2020 Third Quarter Financial Results

Third Quarter Total Revenues of $938.1 million, Up 26.2% Year Over Year
Subscription Revenue of $798.5 million, Up 27.9% Year Over Year
Subscription Revenue Backlog of $7.19 billion, Up 21.8% Year Over Year

PLEASANTON, Calif., Dec. 3, 2019 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2020 third quarter ended October 31, 2019.

Fiscal 2020 Third Quarter Results

•	Total revenues were $938.1 million, an increase of 26.2% from the third quarter of fiscal 2019. Subscription revenue was $798.5 million, an increase of 27.9% from the same period last year.

•
Operating loss was $110.3 million, or negative 11.8% of revenues, compared to an operating loss of $182.8 million, or negative 24.6% of revenues, in the same period last year. Non-GAAP operating income for the third quarter was $142.6 million, or 15.2% of revenues, compared to non-GAAP operating income of $49.7 million, or 6.7% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $0.51, compared to a net loss per basic and diluted share of $0.70 in the third quarter of fiscal 2019. Non-GAAP net income per diluted share was $0.53 compared to a non-GAAP net income per diluted share of $0.31 in the same period last year.[2]

•	Operating cash flows were $258.0 million compared to $114.3 million in the same period last year.

•	Cash, cash equivalents, and marketable securities were $2.1 billion as of October 31, 2019. Unearned revenue was $1.88 billion, a 19.8% increase from the same period last year.

Comments on the News

“Companies of all sizes and industries continue to select Workday, and we’re thrilled that as of the end of Q3, we have more than 3,000 customers and 42 million users,” said Aneel Bhusri, co-founder and CEO, Workday. “As our community grows, so do our applications. We recently announced plans to deepen our offering for the office of finance with the intended acquisition of Scout RFP. We also unveiled several ways our customers can leverage leading machine learning capabilities that are powering our applications – helping them to make more informed decisions as they navigate this changing world of work.”

“We executed well in the third quarter and delivered strong results, with subscription revenue growth of 28% and non-GAAP operating margin of 15%,” said Robynne Sisco, co-president and chief financial officer, Workday. “We are well positioned as we enter our seasonally strongest quarter, and we are raising our fiscal 2020 subscription revenue outlook to $3.085 billion to $3.087 billion. We expect fourth-quarter subscription revenue of $828.0 million to $830.0 million. Our focus remains on driving durable growth, while also progressing towards our longer-term margin goals.”

Recent Highlights

•
Workday announced its intent to acquire Scout RFP, a leading cloud-based platform for strategic sourcing and supplier engagement, to help provide organizations with a comprehensive source-to-pay solution. The transaction is expected to close in the fourth quarter of fiscal 2020.

•	Workday was ranked #1 for the second year in a row on the Future 50 list – published by Fortune – which recognizes companies with the strongest long-term growth potential.

•
Workday was ranked #10 on the World’s Best Workplaces list, published by Fortune in partnership with Great Place to Work. The company was also ranked #10 on Fortune’s list of Best Workplaces for Women, and #1 on Great Place to Work’s Best Places to Work in the UK list for large companies.

•
Workday held its 13th annual customer conference, Workday Rising, in Orlando, Fla. as well as its sixth annual European customer conference, Workday Rising Europe, in Milan. Between both conferences, Workday welcomed more than 15,000 attendees.

•
At Workday Rising, Workday announced several innovations powered by machine learning that will help customers better navigate the changing world of finance and HR, including Workday People Experience, Workday People Analytics, Workday Credentials and WayTo™ by Workday, Workday Accounting Center, and features such as anomaly detection for planning and accounting entries.

•	Workday changed its product release naming convention to make it easier for its community to understand the timing of Workday’s planned releases and to better accommodate business timelines.

•
Adaptive Insights, a Workday company, was positioned in the leaders quadrant of the 2019 Magic Quadrant for Cloud Financial Planning and Analysis Solutions[3] by Gartner, Inc. for its Adaptive Insights Business Planning Cloud, for the third consecutive year. In addition, Workday was also named a leader in the Gartner Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises[4] for the fourth consecutive year.

•
Workday announced leadership changes, including the appointment of Leighanne Levensaler to chief marketing officer and executive vice president of corporate strategy. In addition, Workday promoted Emily McEvilly to the new role of chief customer officer and welcomed Rich Sauer as its new executive vice president, general counsel, and corporate secretary.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2020 third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/ 4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2 Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3 Gartner, “Magic Quadrant for Cloud Financial Planning and Analysis Solutions,” by Robert Anderson, John Van Decker, and Greg Leiter, August 8, 2019.

4 Gartner, “Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises,” by Melanie Lougee, Ranadip Chandra, Jason Cerrato, Chris Pang, Ron Hanscome, Jeff Freyermuth, Sam Grinter, and Helen Poitevin, September 23, 2019.

Required Disclaimers

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, planning, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s proposed acquisition of Scout RFP (the “Transaction”); our fiscal year and fourth quarter subscription revenue outlook; and our ability to drive durable growth while meeting long-term margin goals. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plans,” “project,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the risk that the Transaction may not be completed in a timely manner or at all; (ii) risks related to our ability to successfully integrate Scout RFP’s operations or failure to achieve the expected benefits of the Transaction or any other acquisition; (iii) our ability to implement our plans, objectives, and other expectations with respect to the Scout RFP business or that of any other acquired company; (iv) breaches in our security measures, unauthorized access to our customers' or personal data, or disruptions in our data center operations; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any underlying technology such as machine learning, artificial intelligence, and blockchain; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning, artificial intelligence, and blockchain; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday's results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the quarter ended July 31, 2019, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2019. Workday, Inc. All rights reserved. Workday, WayTo, Adaptive Insights, and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$912,748	$638,554
Marketable securities	1,191,848	1,139,864
Trade and other receivables, net	615,508	704,680
Deferred costs	89,854	80,809
Prepaid expenses and other current assets	145,462	136,689
Total current assets	2,955,420	2,700,596
Property and equipment, net	929,667	796,907
Operating lease right-of-use assets	288,502	—
Deferred costs, noncurrent	189,683	183,518
Acquisition-related intangible assets, net	262,018	313,240
Goodwill	1,389,349	1,379,125
Other assets	141,006	147,360
Total assets	$6,155,645	$5,520,746
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$35,581	$29,093
Accrued expenses and other current liabilities	109,812	123,542
Accrued compensation	242,063	207,924
Unearned revenue	1,795,324	1,837,618
Operating lease liabilities	67,315	—
Current portion of convertible senior notes, net	241,294	232,514
Total current liabilities	2,491,389	2,430,691
Convertible senior notes, net	1,006,358	972,264
Unearned revenue, noncurrent	85,566	111,652
Operating lease liabilities, noncurrent	237,380	—
Other liabilities	15,773	47,697
Total liabilities	3,836,466	3,562,304
Stockholders’ equity:
Common stock	229	221
Additional paid-in capital	4,793,732	4,105,334
Accumulated other comprehensive income (loss)	24,619	(809)
Accumulated deficit	(2,499,401)	(2,146,304)
Total stockholders’ equity	2,319,179	1,958,442
Total liabilities and stockholders’ equity	$6,155,645	$5,520,746

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenues:
Subscription services	$798,516	$624,416	$2,256,695	$1,712,224
Professional services	139,584	118,773	394,212	321,328
Total revenues	938,100	743,189	2,650,907	2,033,552
Costs and expenses (1):
Costs of subscription services	122,305	103,310	355,935	271,078
Costs of professional services	148,625	119,691	424,548	330,124
Product development	401,742	318,003	1,127,695	874,427
Sales and marketing	286,794	246,156	839,930	641,391
General and administrative	88,884	138,784	258,932	259,533
Total costs and expenses	1,048,350	925,944	3,007,040	2,376,553
Operating loss	(110,250)	(182,755)	(356,133)	(343,001)
Other income (expense), net	(4,136)	26,617	2,899	24,382
Loss before provision for (benefit from) income taxes	(114,386)	(156,138)	(353,234)	(318,619)
Provision for (benefit from) income taxes	1,343	(2,807)	(518)	(4,722)
Net loss	$(115,729)	$(153,331)	$(352,716)	$(313,897)
Net loss per share, basic and diluted	$(0.51)	$(0.70)	$(1.56)	$(1.46)
Weighted-average shares used to compute net loss per share, basic and diluted	228,461	217,694	226,071	215,588

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$13,634	$10,205	$36,050	$26,603
Costs of professional services	22,249	15,702	57,390	39,012
Product development	118,215	86,304	315,210	230,169
Sales and marketing	47,142	38,720	128,686	93,699
General and administrative	29,762	57,993	88,122	99,163

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(115,729)	$(153,331)	$(352,716)	$(313,897)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	72,233	57,602	201,152	138,492
Share-based compensation expenses	231,002	187,971	625,149	467,693
Amortization of deferred costs	23,015	18,165	65,897	51,586
Amortization of debt discount and issuance costs	13,512	12,342	39,400	47,971
Non-cash lease expense	17,081	—	49,155	—
Other	2,744	(30,990)	(8,953)	(45,173)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	2,197	(9,379)	86,139	54,565
Deferred costs	(34,415)	(33,226)	(81,107)	(69,775)
Prepaid expenses and other assets	7,463	(5,985)	677	(2,943)
Accounts payable	1,938	(12,148)	4,488	1,793
Accrued expenses and other liabilities	41,716	63,896	6,595	60,341
Unearned revenue	(4,755)	19,379	(68,392)	(34,508)
Net cash provided by (used in) operating activities	258,002	114,296	567,484	356,145
Cash flows from investing activities
Purchases of marketable securities	(375,144)	(89,294)	(1,429,046)	(1,523,636)
Maturities of marketable securities	494,023	369,771	1,339,830	1,711,652
Sales of marketable securities	—	3,388	55,499	945,685
Owned real estate projects	(21,832)	(37,302)	(95,615)	(126,072)
Capital expenditures, excluding owned real estate projects	(55,163)	(55,427)	(196,274)	(157,635)
Business combinations, net of cash acquired	—	(1,447,600)	(12,885)	(1,474,337)
Purchase of other intangible assets	—	—	—	(1,000)
Purchases of non-marketable equity and other investments	(9,577)	(29,375)	(17,293)	(32,775)
Sales and maturities of non-marketable equity and other investments	252	17,771	252	17,771
Other	—	(11)	(9)	(11)
Net cash provided by (used in) investing activities	32,559	(1,268,079)	(355,541)	(640,358)
Cash flows from financing activities
Payments on convertible senior notes	(3)	(3)	(30)	(350,008)
Proceeds from issuance of common stock from employee equity plans	1,780	2,767	63,320	44,064
Other	(175)	(60)	(375)	(176)
Net cash provided by (used in) financing activities	1,602	2,704	62,915	(306,120)
Effect of exchange rate changes	48	(213)	(204)	(795)
Net increase (decrease) in cash, cash equivalents, and restricted cash	292,211	(1,151,292)	274,654	(591,128)
Cash, cash equivalents, and restricted cash at the beginning of period	624,646	1,695,818	642,203	1,135,654
Cash, cash equivalents, and restricted cash at the end of period	$916,857	$544,526	$916,857	$544,526

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2019
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$122,305	$(13,634)	$(7,593)	$—	$—	$101,078
Costs of professional services	148,625	(22,249)	(569)	—	—	125,807
Product development	401,742	(118,215)	(4,420)	—	—	279,107
Sales and marketing	286,794	(47,142)	(7,820)	—	—	231,832
General and administrative	88,884	(29,762)	(1,453)	—	—	57,669
Operating income (loss)	(110,250)	231,002	21,855	—	—	142,607
Operating margin	(11.8)%	24.6%	2.4%	—%	—%	15.2%
Other income (expense), net	(4,136)	—	—	13,511	—	9,375
Income (loss) before provision for (benefit from) income taxes	(114,386)	231,002	21,855	13,511	—	151,982
Provision for (benefit from) income taxes	1,343	—	—	—	24,494	25,837
Net income (loss)	$(115,729)	$231,002	$21,855	$13,511	$(24,494)	$126,145
Net income (loss) per share (1)	$(0.51)	$1.01	$0.10	$0.06	$(0.13)	$0.53

(1)
GAAP net loss per share is calculated based upon 228,461 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 240,041 diluted weighted-average shares of common stock.

(2)	Other operating expenses include amortization of acquisition-related intangible assets of $15.9 million and total employer payroll tax-related items on employee stock transactions of $5.9 million.

(3)
We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2020, the projected non-GAAP tax rate is 17%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2018
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$103,310	$(10,205)	$(11,432)	$—	$—	$81,673
Costs of professional services	119,691	(15,702)	(495)	—	—	103,494
Product development	318,003	(86,304)	(3,082)	—	—	228,617
Sales and marketing	246,156	(38,720)	(7,717)	—	—	199,719
General and administrative	138,784	(57,993)	(758)	—	—	80,033
Operating income (loss)	(182,755)	208,924	23,484	—	—	49,653
Operating margin	(24.6)%	28.1%	3.2%	—%	—%	6.7%
Other income (expense), net	26,617	—	—	12,341	—	38,958
Income (loss) before provision for (benefit from) income taxes	(156,138)	208,924	23,484	12,341	—	88,611
Provision for (benefit from) income taxes	(2,807)	—	—	—	17,870	15,063
Net income (loss)	$(153,331)	$208,924	$23,484	$12,341	$(17,870)	$73,548
Net income (loss) per share (1)	$(0.70)	$0.96	$0.11	$0.06	$(0.12)	$0.31

(1)
GAAP net loss per share is calculated based upon 217,694 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 238,590 diluted weighted-average shares of common stock.

(2)	Other operating expenses include amortization of acquisition-related intangible assets of $19.3 million and total employer payroll tax-related items on employee stock transactions of $4.2 million.

(3)
We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, the projected non-GAAP tax rate was 17%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2019
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$355,935	$(36,050)	$(31,992)	$—	$—	$287,893
Costs of professional services	424,548	(57,390)	(5,261)	—	—	361,897
Product development	1,127,695	(315,210)	(23,431)	—	—	789,054
Sales and marketing	839,930	(128,686)	(31,103)	—	—	680,141
General and administrative	258,932	(88,122)	(6,772)	—	—	164,038
Operating income (loss)	(356,133)	625,458	98,559	—	—	367,884
Operating margin	(13.4)%	23.6%	3.7%	—%	—%	13.9%
Other income (expense), net	2,899	—	—	39,399	—	42,298
Income (loss) before provision for (benefit from) income taxes	(353,234)	625,458	98,559	39,399	—	410,182
Provision for (benefit from) income taxes	(518)	—	—	—	70,249	69,731
Net income (loss)	$(352,716)	$625,458	$98,559	$39,399	$(70,249)	$340,451
Net income (loss) per share (1)	$(1.56)	$2.77	$0.44	$0.17	$(0.41)	$1.41

(1)
GAAP net loss per share is calculated based upon 226,071 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 240,657 diluted weighted-average shares of common stock.

(2)	Other operating expenses include amortization of acquisition-related intangible assets of $54.8 million and total employer payroll tax-related items on employee stock transactions of $43.7 million.

(3)
We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2020, the projected non-GAAP tax rate is 17%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2018
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$271,078	$(26,603)	$(19,671)	$—	$—	$224,804
Costs of professional services	330,124	(39,012)	(2,715)	—	—	288,397
Product development	874,427	(230,169)	(15,839)	—	—	628,419
Sales and marketing	641,391	(93,699)	(11,336)	—	—	536,356
General and administrative	259,533	(99,163)	(3,356)	—	—	157,014
Operating income (loss)	(343,001)	488,646	52,917	—	—	198,562
Operating margin	(16.9)%	24.0%	2.7%	—%	—%	9.8%
Other income (expense), net	24,382	—	—	47,970	—	72,352
Income (loss) before provision for (benefit from) income taxes	(318,619)	488,646	52,917	47,970	—	270,914
Provision for (benefit from) income taxes	(4,722)	—	—	—	50,740	46,018
Net income (loss)	$(313,897)	$488,646	$52,917	$47,970	$(50,740)	$224,896
Net income (loss) per share (1)	$(1.46)	$2.27	$0.25	$0.22	$(0.33)	$0.95

(1)
GAAP net loss per share is calculated based upon 215,588 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 237,293 diluted weighted-average shares of common stock.

(2)	Other operating expenses include amortization of acquisition-related intangible assets of $29.7 million and total employer payroll tax-related items on employee stock transactions of $23.2 million.

(3)
We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, the projected non-GAAP tax rate was 17%.

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization of acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.

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Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition, and thus we do not believe it is reflective of ongoing operations.

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Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013, and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.

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Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2020 and 2019, we determined the projected non-GAAP tax rate to be 17%. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Michael Magaro
+1 (925) 379-6000
Michael.Magaro@Workday.com

Media Contact:
Nina Oestlien
+1 (415) 828-3034
Nina.Oestlien@Workday.com